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                                                                    EXHIBIT 2.12

DATED                                                             APRIL 27, 2005

                           (1) MITEL NETWORKS LIMITED

                                   AS CHARGOR

                                    - AND -

                        (2)HIGHBRIDGE INTERNATIONAL LLC.

                               AS SECURITY AGENT

                                   ----------

                               MORTGAGE DEBENTURE

                                   ----------

                                Speechly Bircham
                               6 St Andrew Street
                                     London
                                    EC4A 3LX
                                Doc no. 1130420-4

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                                    CONTENTS

1.  INTERPRETATION..................................................    1
2.  PAYMENT OBLIGATIONS.............................................    8
3.  FIXED SECURITY..................................................    9
4.  FLOATING CHARGE.................................................   10
5.  CONVERSION OF FLOATING CHARGE...................................   11
6.  PRIORITY ARRANGEMENTS AND ACKNOWLEDGEMENT OF ASSIGNMENT.........   12
7.  RELEASE OF SECURITY.............................................   12
8.  REPRESENTATIONS AND WARRANTIES RELATING TO SECURITY ASSETS......   12
9.  COVENANTS RELATING TO SECURITY ASSETS...........................   14
10. POWERS OF THE SECURITY AGENT....................................   23
11. CONTINUING SECURITY.............................................   24
12. PROTECTION OF SECURITY..........................................   24
13. WHEN SECURITY BECOMES ENFORCEABLE...............................   26
14. ENFORCEMENT OF SECURITY.........................................   26
15. APPOINTMENT OF AN ADMINISTRATOR BY THE SECURITY AGENT...........   27
16. RECEIVER........................................................   27
17. APPLICATION OF PROCEEDS.........................................   30
18. NO LIABILITY AS MORTGAGEE IN POSSESSION.........................   31
19. PROTECTION OF THIRD PARTIES.....................................   31
20. NEW ACCOUNTS....................................................   32
21. REDEMPTION OF PRIOR SECURITY INTERESTS..........................   32
22. DELEGATION BY THE SECURITY AGENT................................   32
23. FURTHER ASSURANCE AND POWER OF ATTORNEY.........................   33
24. EXPENSES AND INDEMNITIES........................................   33
25. TAXES, CURRENCY AND STAMP DUTIES................................   34

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
26. REMEDIES AND WAIVERS............................................   35
27. SET-OFF.........................................................   36
28. PARTIAL INVALIDITY..............................................   36
29. NOTICES.........................................................   36
30. COUNTERPARTS....................................................   37
31. GOVERNING LAW AND JURISDICTION..................................   37
SCHEDULE 1..........................................................   39

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THIS MORTGAGE DEBENTURE is made as a deed on                          April 2005

BETWEEN:

(1) MITEL NETWORKS LIMITED, a private company limited by shares incorporated in England and Wales under number 1309629 whose registered office is at Portskewett, Monmouthshire, NP26 5YR (the "CHARGOR"); and

(2) HIGHBRIDGE INTERNATIONAL LLC ("SECURITY AGENT") as trustee for itself and the other Secured Parties

THIS DEED WITNESSES as follows:

1.    INTERPRETATION

1.1.  DEFINITIONS

      In this Deed, so far as the context admits, the following expressions have the respective meanings ascribed to them:

      "ACT" means the Law of Property Act 1925;

      "APPLICATIONS" means any and all applications for the registration of Intellectual Property Rights which have been made as at the date of this Deed or are made at any time during the subsistence of this security by or on behalf of or acquired by the Chargor in any registry or office in any part of the world;

      "BARCLAYS" means Barclays Bank PLC;

      "BARCLAYS SECURITY DOCUMENTS" means any or all of the following:

      (i) a mortgage granted by the Chargor to Barclays and dated 31 October 2001, in respect of the items listed in the schedule attached thereto; and

      (ii) a mortgage granted by the Chargor to Barclays and dated 24 January 2002, over all that freehold property of the Chargor situated at Mitel Business Park, Portskewett, Monmouthshire; and

      (iii) a mortgage granted by the Chargor to Barclays and dated 25 April 2003 in respect of the items listed in the schedule attached thereto

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      "BOOK DEBTS SECURITY DOCUMENT" means a charge over book debts and cash at bank made or to be made on or about the date of this Deed between the Chargor and the Security Agent;

      "BUSINESS DAY" means a day (other than a Saturday and Sunday) on which banks are open in England & Wales for business of the nature required for the purposes of this Deed;

      "COLLATERAL AGENCY AGREEMENT" means the collateral agency agreement dated on or about the date hereof between, among others, the Security Agent, the Company and the Noteholders (as defined therein);

      "COMPANY" means Mitel Networks Corporation, a corporation incorporated under the laws of Canada, with headquarters located at 350 Legget Drive, Ottawa, Ontario K2K 2W7;

      "DANGEROUS SUBSTANCE" means any radioactive emission or natural or artificial substance (in whatever form), capable of harming any living organism or damaging the environment, public health or welfare, including any controlled, special, hazardous, toxic, radioactive or dangerous waste;

      "DEBTS" means all book debts, other debts, receivables and liabilities of any kind whatsoever now or at any time hereafter (and from time to time) due, owing or payable to the Chargor, including the benefit of any judgement or order to pay a sum of money, and the benefit of all rights, securities and guarantees of any nature enjoyed or held by it in relation to any of the same and all bills of exchange, promissory notes and other negotiable instruments for the time being owned or held by the Chargor;

      "DISCLOSURE LETTER" has the meaning given to it in the Securities Purchase Agreement;

      "ENFORCEMENT DATE" means the date on which the Security Agent demands the payment or discharge of all or any part of the Secured Liabilities or, if earlier, the date on which an Enforcement Event first occurs;

      "ENFORCEMENT EVENT" means the occurrence of any one or more of the following events:

      (i) any of the Secured Liabilities are not be paid or discharged when the same ought to be paid or discharged (whether on demand or at scheduled maturity or by acceleration or otherwise as the case may
            be); or

      (ii)  an Event of Default occurs;

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      "ENVIRONMENTAL LAW" means all legislation, regulations, codes of practice, circulars and guidance notices (whether applicable in the UK or elsewhere), whether or not having the force of law, concerning the protection of human health, or the environment, or the conditions of the workplace, or the generation, transportation, storage, treatment or disposal of any Dangerous Substance;

      "ENVIRONMENTAL LICENCE" means any licence, permit, consent, authorisation or other approval required by any Environmental Law;

      "EVENT OF DEFAULT" has the meaning given to it in each of the Notes;

      "EXPLOITATION AGREEMENTS" means any arrangements or agreements between the Chargor and the Intellectual Property Users;

      "GUARANTEE" means the guarantee made or to be made by the Company in favour of the Security Agent (on behalf of itself and the other Secured Parties) on or about the date of this Deed, securing all monies, liabilities and obligations of the Company to the Security Agent and the other Secured Parties in connection with the Transaction Document.

      "INDEMNIFIED PARTY" is as defined in clause 9.7.3 (Environmental matters);

      "INSURANCES" means all policies of insurance in which the Chargor has an interest at any time;

      "INTELLECTUAL PROPERTY RIGHTS" means:

      (i) know-how, patents, trademarks, service marks, designs, business names, topographical or similar rights, copyrights or other intellectual property monopoly rights, and any licence or other interest in any such rights; and

      (ii) any other intellectual property rights of any description whatever which are now assigned to or licensed to the Chargor or which have been acquired or created by the Chargor prior to the date of this Deed and which are owned by (whether by themselves or jointly with another) or licensed to the Chargor as at the date of this Deed or which are acquired by or created by or assigned to or licensed to the Chargor at any time during the subsistence of this security;

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      "INTELLECTUAL PROPERTY USER" means any distributor or licensee in respect of Intellectual Property Rights;

      "KNOW-HOW" means all commercial and technical information of a confidential nature which might reasonably be of commercial interest or used by the Chargor in the operation of its business, including, without limitation:

      (i)   processes;

      (ii)  methods and techniques of manufacture;

      (iii) designs of machinery, jigs, tools and apparatus;

      (iv)  compounds; and

      (v)   recipes;

      "MNI SHARES" means the entire issued share capital of Mitel Networks Inc., a Delaware corporation;

      "NOTES" has the meaning given to it in the Securities Purchase Agreement;

      "PERMITTED SECURITY INTEREST" means any of the Security Interests created and subsisting under any of the following:

      (i)   the Barclays Security Documents;

      (ii) a charge over book debts and cash at bank granted by the Chargor to Export Development Canada and dated 3 March 2003; and

      (iii) an amending deed to the charge described in paragraph (ii) above, made between the Chargor and Export Development Canada and dated 11 June 2003;

      "PLANNING ACTS" means the Town and Country Planning Act 1990, the Planning (Listed Buildings and Conservation Areas) Act 1990, the Planning (Hazardous Substances) Act 1990, the Planning (Consequential Provisions) Act 1990, the Planning and Compensation Act 1991 and any orders, regulations or permissions made or granted under any of those Acts;

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      "PLANT AND MACHINERY" means all plant, machinery, vehicles, furniture and other equipment of the Chargor;

      "PROPERTY" means the freehold, leasehold and/or commonhold property mortgaged or charged by this Deed, including, without limitation, those properties listed in Schedule 1 (Property);

      "RECEIVER" means, as the context so admits, a receiver and/or a manager not being an administrative receiver (within the meaning of section 29(2) Insolvency Act 1986);

      "RECEIVERSHIP ASSETS" has the meaning given to it in clause 16.1 (Appointment of Receiver);

      "REPORT ON TITLE" means the report on or certificate of title, if any, prepared in respect of the Property;

      "SALE AND LEASEBACK" means the proposed sale and leaseback of the property listed in Schedule 1 (Property) and other assets (including certain Plant and Machinery) of the Chargor to Robert Hitchins Limited and the proposed surrender and grant of new lease of part of the property listed in
      Schedule 1 (Property) to Zarlink Semiconductor Limited and the proposed grant of a new lease of part of the property listed in Schedule 1 (Property) to Newport Networks Group plc.

      "SECURED LIABILITIES" has the meaning given to it in clause 2.1 (Covenant to pay);

      "SECURED PARTIES" means the Security Agent and the holders for the time being of the Notes, and "SECURED PARTIES" means any of them;

      "SECURITIES PURCHASE AGREEMENT" means the securities purchase agreement among the Company and the other parties referred to therein as "Buyers" made or to be made on or about the date of this Deed;

      "SECURITY" means the Security Interests created by this Deed;

      "SECURITY ASSET" means each asset, right and property subject to the Security;

      "SECURITY INTEREST" includes any mortgage, pledge, lien, charge (whether fixed or floating), assignment by way of security, hypothecation, security interest, standard security, assignment or assignation by way of security or any other security agreement, retention of title, encumbrance of any kind or arrangement relating to existing or future assets having

                                     - 5 -
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      substantially the same economic affect as any of the foregoing (including, without limitation, the deposit of monies or property with a person with the primary intention of affording such person a right of set-off or lien);

      "SECURITY PERIOD" means the period from the date of this Deed until the date on which all of the Secured Liabilities have been unconditionally and irrevocably discharged in full;

      "SHARES" means all stocks, shares, debentures, bonds or other securities owned by the Chargor,

      "SHARE RIGHTS" means all rights attaching to shares and any other security, including rights to payment of a dividend or interest, and rights of redemption, substitution, exchange and to the issue of further shares;

      "SUBSIDIARY" has the meaning given to that expression by section 736 of the Companies Act 1985 and includes a subsidiary undertaking as defined in section 53(1) of the Companies Act 1989;

      "TAX" includes all present and future taxes, charges, imposts, duties, levies, deductions, withholdings or amounts or charges of a similar nature, (including any penalty, fine, surcharge or interest payable in connection any failure to pay or any delay in paying any of the same), and "TAXES" will be construed accordingly;

      "THIRD PARTY RIGHTS" means any Intellectual Property Rights of any description whatever which are licensed to the Chargor (but excluding any rights which are assigned to the Chargor) now or at any time during the subsistence of this security; and

      "TRANSACTION DOCUMENTS" means the Securities Purchase Agreement among the Principal Debtor, the Security Agent and others dated on or about the date hereof, the senior secured convertible notes (the "NOTES") issued pursuant thereto, the Security Documents (as defined in the Notes), the Collateral Agency Agreement, the Registration Rights Agreement (as defined in the Notes), this Deed, the Book Debts Security Document and the Guarantee.

1.2   CONSTRUCTION

      Unless the contrary is indicated, the following rules of construction apply to this Deed:

      1.2.1 in the event of any conflict or inconsistency between this Deed and the provisions of the Securities Purchase Agreement and the Notes in relation to

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             any matter which is dealt with in both this Deed and the Securities
             Purchase Agreement or the Notes, the terms of the Securities Purchase Agreement or the Notes will prevail for so long as the same continue in force and effect;

      1.2.2  "INCLUDING" means including without limitation;

      1.2.3 reference to the "WINDING-UP", "DISSOLUTION" or "ADMINISTRATION" of a company or a corporation includes any equivalent or analogous proceedings, or proceedings having a similar effect, under the law of the place where such company or corporation is incorporated, or in which it carries on business;

      1.2.4 reference to a law or regulation will be construed as a reference to such law or regulation as amended or re-enacted;

      1.2.5 reference to any agreement or document, including this Deed, will be construed as a reference to that agreement or document as from time to time amended, novated or supplemented;

      1.2.6  a person includes its successors and assigns;

      1.2.7 headings are for convenience only and will be ignored in construing this Deed; and

      1.2.8  reference to the plural includes the singular and vice versa.

1.3   NATURE OF SECURITY OVER REAL PROPERTY

      A reference in this Deed to a charge or mortgage of any freehold, leasehold or commonhold property includes:

      1.3.1 all buildings and fixtures (including trade and tenant's fixtures) which are at any time situated on that property;

      1.3.2  the proceeds of sale of any part of that property; and

      1.3.3 the benefit of any covenants for title given or entered into by any predecessor in title of the Chargor in respect of that property or any monies paid or payable in respect of those covenants.

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1.4   SECTION 2(1) LAW OF PROPERTY (MISCELLANEOUS PROVISIONS) ACT 1989

      The terms of the other Transaction Documents and of any side letters between any parties in relation to any Transaction Document are incorporated in this Deed to the extent required to ensure that any purported disposition of the Security Assets contained in this Deed is a valid disposition in accordance with section 2(1), Law of Property (Miscellaneous Provisions) Act 1989.

1.5   RULE 139, LAND REGISTRATION RULES 1925

      For the purposes only of Rule 139, Land Registration Rules 1925 (as amended) the other Transaction Documents do not form part of the terms and conditions of this Deed.

1.6   THIRD PARTY RIGHTS

      A third party has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce or to enjoy the benefit of any term of this Deed.

1.7   TRUST PROVISION

      The Security Agent holds the Security constituted by this Deed on trust for the Secured Parties in accordance with the provisions of the Collateral Agency Agreement.

1.8   PERPETUITY PERIOD

      The perpetuity period applicable to all trusts constituted by this Deed shall be 80 years.

1.9   ENTERPRISE ACT 2002

      Paragraph 14 of Schedule Bl of the Insolvency Act 1986 (as inserted by section 248 of, and Schedule 16 to, the Enterprise Act 2002) applies to the floating charge created by this Deed.

2.    PAYMENT OBLIGATIONS

2.1   COVENANT TO PAY

      The Chargor irrevocably and unconditionally covenants on demand to pay or discharge to the Security Agent (for the benefit of itself and the other Secured Parties) all of its obligations and liabilities under the Guarantee, whether

      2.1.1       present or future;

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      2.1.2  actual or contingent; and/or

      2.1.3 owed by the Company alone or jointly and/or severally with others, (the "SECURED LIABILITIES").

2.2   DEFAULT INTEREST

      2.2.1 Interest will accrue at the interest rate prescribed in the Notes, both before and after judgment, on any amount payable under this Deed, from the date due (whether demanded or not) until settlement in full.

      2.2.2 All such interest shall accrue on a day-to-day basis and be calculated by the Security Agent on the basis of a 365 days' year and shall be compounded in accordance with the usual practice of the Security Agent.

3.    FIXED SECURITY

      The Chargor charges in favour of the Security Agent (for the benefit of itself and the other Secured Parties), in each case with full title guarantee and as a continuing security for the Secured Liabilities:

3.1   LEGAL MORTGAGE

      by way of legal mortgage, all its interest in the freehold property specified in Schedule 1 (Property), together with:

      3.1.1  the proceeds of sale of that property; and

      3.1.2  the benefit of any covenants or rights attaching to that property

      PROVIDED THAT it is acknowledged by the Security Agent that notwithstanding the provisions of this clause 3.1, the Chargor shall be entitled to use the proceeds of sale of the Property listed in Schedule 1 (Property) under the Sale and Leaseback in the ordinary course of its business provided that the Security has not become enforceable;

3.2   FIXED CHARGE ON PROPERTY

      to the extent not subject to the legal mortgage under clause 3.1 (Legal mortgage), by way of fixed equitable charge, all its present and future interest in any freehold, leasehold or commonhold property, together with:

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      3.2.1  the proceeds of sale of that property; and

      3.2.2  the benefit of any covenants or rights attaching to that property;

3.3   FIXED CHARGE ON SPECIFIC ASSETS

      by way of a fixed charge, all its present and future interest in:

      3.3.1  all Plant and Machinery;

      3.3.2 all Shares (including without limitation the MNI Shares) and all Share Rights attaching to them;

      3.3.3 all money standing to the credit of the Chargor's accounts and the debts represented by the balances on such accounts;

      3.3.4  all the Debts;

      3.3.5 the Insurances, the benefit of any claim to Insurance proceeds and the right to return of any insurance premium in relation to the Insurance;

      3.3.6 all its rights under any letters of credit issued in its favour and any bills of exchange and other negotiable instruments held by it;

      3.3.7 the benefit of all licences, consents and authorisations held in connection with its business or the use of any Security Assets;

      3.3.8  all Intellectual Property Rights;

      3.3.9  its goodwill; and

      3.3.10 its uncalled capital.

4.    FLOATING CHARGE

      The Chargor charges, in favour of the Security Agent (for the benefit of itself and the other Secured Parties), with full title guarantee, by way of floating charge, all its present and future undertaking and assets not effectively charged by way of legal mortgage or fixed charge under clause 3 (Fixed Security) as a continuing security for the Secured Liabilities.

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5.    CONVERSION OF FLOATING CHARGE

5.1   CONVERSION

      Without prejudice and in addition to any circumstances in which a floating charge may crystallise by operation of law, the floating charge created under clause 4 (Floating Charge) will convert into a fixed charge:

      5.1.1 when the Security Agent gives notice to the Chargor at any time when the Security Agent considers (in its sole discretion) that all or any part of the Security Assets, or the Security Agent's security interest in all or any part of the Security Assets, is or may be in danger of being seized or subjected to any distress or execution or is otherwise in jeopardy, or if at any time any of the Security becomes enforceable; or

      5.1.2 automatically and without notice to the Chargor:

            (a) on the convening of a meeting of members of the Chargor to consider a winding-up resolution;

            (b)   on the presentation of a petition to wind up the Chargor;

            (c) on the making of an application for the appointment of an Administrator in respect of the Chargor; or

            (d) in respect of the particular Security Assets or class of Security Assets concerned, if the Chargor is at any time in breach of clause 9.1 (Negative Pledge).

5.2   PARTIAL CONVERSION

      If the Security Agent specifies in the notice referred to in clause 5.1.1 (Conversion) that the conversion relates only to a class of Security Assets, such restriction is not to constitute a waiver of the Security Agent's rights to convert the floating charge into a fixed charge in relation to other Security Assets at a later date.

5.3   ASSETS ACQUIRED AFTER ANY FLOATING CHARGE CRYSTALLISATION

      Any asset acquired by the Chargor after any crystallisation of the floating charge created under clause 4 (Floating Charge) that, but for such crystallisation, would be subject to a

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      floating charge will (unless the Security Agent confirms in writing to the contrary) be charged to the Security Agent by way of fixed charge.

6.    PRIORITY ARRANGEMENTS AND ACKNOWLEDGEMENT OF ASSIGNMENT

6.1   PRIORITY ARRANGEMENTS

      The Chargor covenants with the Security Agent that it shall:

      6.1.1 use all reasonable endeavours to procure that an intercreditor agreement is entered into as soon as practicable after the date hereof between the Chargor, Barclays and the Security Agent upon terms satisfactory to the Security Agent and Barclays; and

      6.1.2 in the event that such intercreditor agreement is not entered into by all parties thereto within 30 Business Days of the date of this Deed, the Chargor shall refinance or repay the amount outstanding to Barclays in such amount as is necessary to procure the release and discharge of the Barclays Security Documents within 90 days of the date of this Deed.

6.2   ACKNOWLEDGEMENT OF ASSIGNMENT

      The Chargor covenants with the Security Agent that it shall procure the acknowledgement of assignment substantially in the form contained in
      Schedule 2 (Acknowledgement by Barclays Bank plc) to the Book Debts Security Document as soon as practicable after the date of this Deed and in any event within 30 Business Days of the date of this Deed.

7.    RELEASE OF SECURITY

      At the request and expense of the Chargor, the Security Agent will execute a deed of release (and such other releases as may be necessary) in relation to the Security Interests created by this Deed on the earlier to occur of (i) the end of the Security Period and (ii) the date on which a Qualified IPO (as defined in the Notes) is consummated.

8.    REPRESENTATIONS AND WARRANTIES RELATING TO SECURITY ASSETS

8.1   GENERAL

      The Chargor makes the representations and warranties set out in clauses
      8.2 (Security) to and including 8.5 (Intellectual Property Rights, Know-How and Third Party Rights) to the Security Agent (for the benefit of itself and the other Secured Parties) on the date of this

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      Deed, Each representation and warranty will be deemed to be repeated by the Chargor on each date during the Security Period with reference to the facts and circumstances then existing.

8.2   SECURITY

      This Deed creates the Security Interests that it purports to create, as set out in clauses 3 (Fixed Security) and 4 (Floating Charge). This Deed is not liable to be avoided or set aside on the liquidation or administration of the Chargor or otherwise.

8.3   PROPERTY AND THE OTHER SECURITY ASSETS

      Except as disclosed to the Security Agent in writing:

      8.3.1 the Chargor has title to its Property specified in Schedule 1 (Property)

      8.3.2 there is no breach of any Planning Acts, which may materially affect the value of the Property;

      8.3.3 there is no covenant, agreement, stipulation, reservation, condition, interest, right or other matter which would have a material adverse effect on the Property, the Plant and Machinery or any other Security Asset;

      8.3.4 there is no overriding interest over the Property;

      8.3.5 no person has a right to terminate the use of a facility necessary for the enjoyment and use of the Property or the Plant and Machinery;

      8.3.6 other than pursuant to Permitted Security Interests, the Chargor is not aware of any adverse claim in respect of its ownership of, or any interest in, the Property, the Plant and Machinery or any other Security Asset; and

      8.3.7 the Property is free from any tenancies or licences.

8.4   ENVIRONMENTAL MATTERS

      8.4.1 The Chargor has obtained all Environmental Licences applicable to its business and:

            (a) has at all times complied in all material respects with the terms and conditions of those Environmental Licences; and

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            (b)   has to the best of its knowledge and belief at all times
                  complied in all material respects with all other applicable Environmental Law.

      8.4.2 No Dangerous Substance has been used, disposed of, generated, stored, transported, dumped, released, deposited, buried or emitted at, on, from or under any Property owned, leased, occupied and/or controlled by the Chargor (and to the best of its knowledge at, on, from or under any Property not owned, leased, occupied and/or controlled by the Chargor) in circumstances where this might result in a liability on the Chargor, which would have a material adverse effect on its financial condition or on its ability to perform its obligations under the Transaction Documents.

8.5   INTELLECTUAL PROPERTY RIGHTS, KNOW-HOW AND THIRD PARTY RIGHTS

      8.5.1 The Intellectual Property Rights and Third Party Rights owned by, or licensed to, the Chargor are all of the Intellectual Property Rights, and Third Party Rights required by it in order for it to carry on its business as currently conducted and the Chargor in carrying on its business, confirms, subject to the Disclosure Letter, that there are no claims against it for the infringement of any Intellectual Property Rights of any third party.

      8.5.2 The Intellectual Property Rights and Third Party Rights owned by the Chargor are free of any Security Interests and any of right or interest in favour of a third party, save for Permitted Security Interests.

      8.5.3 There is no actual or, to the best of the Chargor's knowledge and belief, threatened, infringement of the Intellectual Property Rights or Third Party Rights owned by the Chargor.

9.    COVENANTS RELATING TO SECURITY ASSETS

9.1   NEGATIVE PLEDGE

      Save as permitted by the Notes or the Securities Purchase Agreement, the Chargor will not, nor purport or agree to do, any of the following:

      9.1.1 create or permit to subsist any Security Interest over any of its present or future assets, property or undertaking except for Permitted Security Interests; or

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      9.1.2 sell, transfer, lend or otherwise dispose of (other than through leasing) (whether by one or a series of transactions, whether related or not) all or any part of its present or future assets, property or undertaking including, without limitation, by any form of factoring (except for the proposed sale of its subsidiary Edict Training Limited and disposals of its assets, property and/or undertaking which are made only in the ordinary course of trading),

      9.1.3 other than in the ordinary course of trading, lease all or any part of its present or future, assets, property or undertaking including, without limitation, by any form of sale and leaseback (other than the Sale and Leaseback) where any such lease would materially reduce the value of such assets, property or undertaking;

      except in favour of the Security Agent or with the prior written consent of the Security Agent (which consent shall not be unreasonably withheld or delayed) or as otherwise expressly permitted by the provisions of any Transaction Document.

9.2   H.M. LAND REGISTRY

      In respect of any Property the title to which is, or is to be, registered at H.M. Land Registry:

      9.2.1 the Chargor applies or (if the Property is acquired after the date of this Deed) will apply to the Chief Land Registrar for a restriction to be entered in the proprietorship register of the Register of Title as follows:

               "Except under an order of the Registrar, no disposition or dealing by the proprietor of the land is to be registered without the consent of the proprietor for the time being of the Debenture dated [- ] 2005 between Mitel Networks Limited and Highbridge International LLC."; and

      9.2.2 the Chargor hereby certifies that the Security does not contravene any of the provisions of its memorandum and articles of association.

9.3   INSURANCE

      The Chargor will:

      9.3.1 insure the Security Assets or (in the case of assets leased to the Chargor, use reasonable endeavours to) procure that the Security Assets are insured:

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

            (a) against loss or damage by fire, risks normally insured against in compliance with good industry practice and such other risks as the Security Agent may reasonably require;

            (b)   for their full replacement or re-instatement value; and

            (c) with an insurance company or underwriter acceptable to the Security Agent (such acceptance not to be unreasonably withheld or delayed);

      9.3.2 subject to the rights of any lessor and any prior chargee apply all money received under any Insurance in replacing, restoring or reinstating the relevant Security Asset destroyed or damaged, or in such manner as the Security Agent may agree, provided that the Security Agent may require that such money is applied in or towards satisfaction of the Secured Liabilities;

      9.3.3 procure that the Security Agent's interest is endorsed on all Insurance and subject to the rights of any prior chargee procure that the Security Agent is named as first loss payee;

      9.3.4 not do, or permit to be done, any action relating to any Security Asset which may make any Insurance void or voidable; and

      9.3.5 if the Insurance is or will become voidable or void, immediately and at its own cost take all action necessary for restoring and renewing the same and, failing any such restoration or renewal, the Chargor will enter into a replacement policy on terms equivalent to those given under the Insurance from a reputable insurer that is approved by the Security Agent (such approval not to be unreasonably withheld or delayed) and upon such renewal, restoration or replacement the relevant policy will be subject in all respects to this Deed;

      9.3.6 promptly pay all premiums relating to the Insurance, and provide the Security Agent with evidence of premium payments upon the reasonable request of the Security Agent, and if the Chargor defaults in paying any such premiums, the Security Agent may pay them on behalf of the Chargor and all sums so paid by the Security Agent will be added to the Secured Liabilities; and

      9.3.7 if the Security Agent requires, use the Chargor's reasonable endeavours to ensure that the policies of insurance maintained by it contain clauses reasonably satisfactory to the Security Agent to ensure that the insurers will not cancel any such policy without first giving 30 days' written notice to the Security Agent and that a breach by the Chargor or a failure by the Chargor to give notice of any event giving rise to any claim will not vitiate the policy in respect of the Security Agent's interest or affect the Security Agent's right to claim under the policy and that the insurer will notify the Security Agent of any cancellation or termination of, or default under, or failure to renew the insurance or of any act or omission by the Chargor which might affect such insurance.

9.4   DEPOSIT OF DEEDS AND DOCUMENTS OF TITLE

      Subject always to compliance by the Chargor with its obligations to any prior chargee or mortgagee under a Permitted Security Interest, the Chargor will if requested by the Security Agent deposit with the Security Agent during the Security Period all deeds and/or documents of title or other evidence of ownership of the Security Assets, including but not limited to:

      9.4.1 all deeds and documents of title relating to Property, and any related search certificates obtained in the three month period ending on the date of this Deed; and

      9.4.2 all certificates or analogous documents evidencing ownership of any shares, securities or Share Rights and declarations of trust in favour of the Company executed by all persons (other than the Company) in whose name any shares, securities or Share Rights are registered (and the Chargor will deliver to the Security Agent such blank, executed stock transfer forms and any other documents as are necessary for the Security Agent to register its interest, or that of its nominee, in any shares, securities or Share Rights).

9.5   PROPERTY

      The Chargor will:

      9.5.1 keep all freehold Property in good condition (allowing for fair wear and tear) and maintain all Property that is leasehold or commonhold in accordance with the relevant lease(s) or other documents binding upon it;

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

      9.5.2 comply in all material respects with all the terms and conditions of any lease of a Property, and not do, or permit to be done, anything which may allow the lessor to forfeit any lease;

      9.5.3 pay when due all Taxes and duties imposed in respect of the Property or any part of it, except to the extent that such Taxes are being contested in good faith;

      9.5.4 notify the Security Agent when it acquires any interest in any freehold, leasehold or comonhold property, and if requested execute and deliver to the Security Agent a legal mortgage, in a form substantially similar to this Deed in favour of the Security Agent, on such property and the proceeds of sale of that property;

      9.5.5    use the Property only as permitted by the Planning Acts;

      9.5.6 not, without the prior consent of the Security Agent, carry out, or permit to be carried out, on any part of the Property any development, as defined in the Planning Acts;

      9.5.7 other than the Sale and Leaseback, not grant any lease, tenancy, contractual licence or right to occupy the Property which would materially reduce the value of the Property or accept any surrender of any lease or tenancy, (other than in the ordinary course of its business) in each case without the prior written consent of the Security Agent (such consent not to be unreasonably withheld or delayed);

      9.5.8 comply in all material respects with any positive or restrictive covenants affecting the Property, and permit the Security Agent or its nominee to enter the Property at any reasonable time with reasonable prior notice;

      9.5.9 allow the Security Agent or its nominee to carry out an investigation of title on any Property, at the expense of the Chargor, and provide the Security Agent or its nominee with all documents and deeds as necessary;

      9.5.10 provide the Security Agent, on demand, with a Report on Title addressed to the Security Agent in relation to any Property concerning matters which a prudent mortgagee would require to be covered in such a report; and

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

      9.5.11 within 14 days of receipt, notify and deliver a copy of any material notice received from a public body in relation to any Property to the Security Agent and comply with any requirements contained in that notice;

9.6   PLANT AND MACHINERY

      The Chargor will:

      9.6.1 not use or permit the Plant and Machinery to be used for any purpose for which it is not designed nor change the use of the Plant and Machinery from its current use;

      9.6.2 not use or permit the Plant and Machinery to be used for any purpose or in any manner not covered by any Insurance or for any illegal purpose;

      9.6.3 at its own expense, maintain, service, repair and (where appropriate) overhaul the Plant and Machinery so as to keep all the Plant and Machinery in good repair and condition in all respects (allowing for fair wear and tear);

      9.6.4 permit the Security Agent and its authorised agents or representatives, upon giving the Chargor reasonable prior notice, to inspect any of the Plant and Machinery and the Chargor will furnish to the Security Agent any information with respect to the Plant and Machinery and their location and use as the Security Agent may reasonably require from time to time;

      9.6.5 do all acts and things which the Security Agent may reasonably require in order to protect the Security Agent's interest in the Plant and Machinery against the claims of any other person and will, if so requested by the Security Agent, affix to any item comprised in the Plant and Machinery in a prominent position a durable nameplate containing the following legend:

               "This [item] is the subject of a fixed charge in favour of
                Highbridge International LLC. dated [-      ]2005";

      9.6.6 not remove or obscure such nameplates and will not permit such nameplates to be removed or obscured; and

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

      9.6.7 not remove or obscure any said numbers or manufacturer's markings on Plant and Machinery and will not permit such numbers or markings to be removed or obscured by any other person.

9.7   ENVIRONMENTAL MATTERS

      The Chargor will:

      9.7.1       comply in all material respects with:

                  (a) the terms and conditions of all Environmental Licences applicable to it; and

                  (b)   all other applicable Environmental Law;

      9.7.2 notify the Security Agent of any claim in relation to an alleged breach of any Environmental Law which might, if substantiated, have a material adverse affect on its financial condition or its ability to perform its obligations under the Transaction Documents; and

      9.7.3 indemnify the Security Agent, each Receiver appointed under this Deed and their respective officers, employees, agents and delegates (each an "INDEMNIFIED PARTY") against any costs or expenses properly suffered or incurred by them which:

                  (a) arise by virtue of any actual or alleged breach by the Chargor of any Environmental Law;

                  (b) would not have arisen, if this Deed had not been executed; and

                  (c) were not caused by the negligence or wilful default of any Indemnified Party.

9.8               DEBTS

                  The Chargor will comply in all respects with the provisions of the Book Debts Security Document

9.9               INTELLECTUAL PROPERTY RIGHTS, APPLICATIONS, KNOW-HOW AND THIRD
                  PARTY RIGHTS

                  Save as permitted by the Securities Purchase Agreement or the Notes, the Chargor will:

      9.9.1 make all registrations, and pay all fees and Taxes or analogous sums necessary to maintain those of its Intellectual Property Rights and Third Party Rights reasonably required for the carrying on of its business;

      9.9.2       if such fees, Taxes or analogous sums as described in clause
                  9.9.1 are not paid, then the Security Agent may pay them, and the Chargor will indemnify the Security Agent for such payment;

      9.9.3 take all action reasonably practicable to prevent third parties infringing its Intellectual Property Rights and Third Party Rights, and take such other steps as are reasonably practicable to maintain its interest in such Intellectual Property Rights and Third Party Rights as are reasonably required for the carrying on of its business;

      9.9.4       not, otherwise than in accordance with the Notes:

                  (a) sell, transfer, licence or otherwise dispose of all or any part of such Intellectual Property Rights and Third Party Rights; or

                  (b) permit any Intellectual Property Right or Third Party Right to be abandoned, be cancelled or lapse due to non-use;

      9.9.5 not, (otherwise than in the ordinary course of its business) without the prior written consent of the Security Agent, (such consent not to be unreasonably withheld or delayed) make any modification or permit there to be made any modification to its Intellectual Property Rights and Third Party Rights if such modification may have an adverse effect on the security of the Security Agent whether under this security or otherwise;

      9.9.6 not permit any of the Intellectual Property Rights registrations to be the subject of a successful claim of abandonment as a result of non-use, other than where such Intellectual Property Rights no longer have any use in the ordinary course of the Chargor's business;

      9.9.7 maintain and comply (in all material respects) with proper procedures for the maintenance of the confidentiality of the Know-How;

      9.9.8 undertake to pursue each of the Applications and undertakes upon the grant or registration of the relevant Intellectual Property Right in relation to an

                  Application to enter into such further form of document as may be necessary to charge in favour of the Security Agent by way of first fixed charge all legal and beneficial ownership of the relevant Intellectual Property Right and the entire interest of the Chargor in such Intellectual Property Right;

      9.9.9 if any Application made by or in respect of it is challenged or if any Intellectual Property Right of the Chargor which is the subject of the Application is challenged or is not permitted to be registered, use its reasonable endeavours to defeat or reduce the effect of any objection or challenge; and

      9.9.10 hold upon trust for the Security Agent absolutely the entire interest of the Chargor in and to all those Intellectual Property Rights and Third Party Rights which cannot for any reason be charged by the Chargor together with the entire benefit of such rights including, without limitation, the benefit of any Applications relating to Third Party Rights to the extent that such benefit accrues to the Chargor and all proceeds, money and other rights and benefits to which the Chargor is beneficially entitled in respect of the exercise of such Third Party Rights.

9.10  SHARES AND SHARE RIGHTS

      9.10.1      VOTING RIGHTS

                  (a) Unless and until me occurrence of an Enforcement Event, the Chargor shall have the right to vote on the Shares for any purpose in a manner not inconsistent with the terms of this Deed and any other agreement, instrument or document executed pursuant thereto or in connection therewith.

                  (b)   At any time on or after the occurrence of an Enforcement
                        Event:

                        (i) the Security Agent or its nominee may (in the name of the Chargor or otherwise and without any further consent or authority on the part of the Chargor) exercise all voting powers and other rights pertaining to the Shares (including the right to nominate or remove a director) as if the Security Agent was the sole beneficial owner of the Shares; and

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

                        (ii) the Chargor shall (and shall procure that its nominees shall) accept short notice for and attend any meeting of the holders of any Shares, appoint proxies and exercise voting and other rights and powers exercisable by the holder of the Shares as the Security Agent may direct from time to time

      9.10.2      DIVIDENDS

                  (a) Unless and until the occurrence of an Enforcement Event, the Chargor shall be entitled to receive and retain any and all dividends and interest paid in respect of the Shares.

                  (b)   At any time on or after the occurrence of an Enforcement
                        Event:

                        (i) all rights of the Chargor to receive the dividends and interest payments which it would otherwise be authorised to receive and retain pursuant to paragraph (a) above shall cease, and all such rights shall thereupon become vested in the Security Agent; and

                        (ii) all dividends and interest payments which are received by the Chargor contrary to the provisions of this paragraph (b) shall be received in trust for the Security Agent, shall be segregated from other funds of the Chargor and shall be paid over immediately to the Security Agent.

10.   POWERS OF THE SECURITY AGENT

10.1  POWER OF REMEDY

      If the Chargor fails to comply with any obligation, covenant or stipulation affecting a Security Asset (whether set out in this Deed or otherwise), the Chargor will permit the Security Agent or its officers, employees, agents or delegates to enter or take possession of such Security Asset and do all such things as the Security Agent may reasonably consider necessary or desirable to prevent or remedy any breach of such obligation, covenant or stipulation.

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

10.2  INDEMNITY

      The Chargor will indemnify the Security Agent against all losses, liabilities, costs and expenses properly incurred in connection with the exercise of the powers contained in clause 10.1 (Power of remedy).

11.   CONTINUING SECURITY

      The Security is a continuing security and will extend to the ultimate balance of all the Secured Liabilities, regardless of any intermediate payment or discharge in whole or in part or liquidation or other incapacity of the Chargor.

12.   PROTECTION OF SECURITY

12.1  EFFECT OF INSOLVENCY

      12.1.1 Where any discharge of the Secured Liabilities is made in whole or in part or any arrangement is made on the basis of any payment, security or other disposition which is subsequently avoided or must be restored on the insolvency, liquidation or otherwise of the Chargor, the Security and the liability of the Chargor under this Deed will continue as if the discharge or arrangement had not occurred.

      12.1.2 The Security Agent may concede or compromise any claim that any payment, security or other disposition is liable to avoidance or restoration.

12.2  CIRCUMSTANCES NOT AFFECTING SECURITY OR GUARANTEES

      The Security Interests created, and the obligations assumed by the Chargor under this Deed will not be affected by any act, omission, matter or thing which, but for this provision, would reduce, release or prejudice the Security or any of the Chargor's obligations under this Deed in whole or in part, including (whether or not known to the Chargor or the Security Agent):

      12.2.1 any time or waiver granted to, or composition with the Chargor or any other person; or

      12.2.2 the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect, take up or enforce, any rights against, or security over assets of, the Chargor or any other person, or any non-presentation or non-observance of any formality or other requirement in respect of any instrument or any failure to realise the full value of any security; or

      12.2.3 any incapacity or lack of power, authority or legal personality of, or dissolution, or change in members or status of, the Chargor or any other person; or

      12.2.4 any variation (however fundamental) or replacement of a Transaction Document or any other document or security; or

      12.2.5 any unenforceability, illegality or invalidity of any obligation of any person under any Transaction Document or any other document or security, to the intent that the Chargor's obligations and the Security under this Deed will remain in full force and be construed accordingly, as if there were no unenforceability, illegality or invalidity; or

      12.2.6 any postponement, discharge, reduction, non-provability or other similar circumstances affecting any obligation of the Chargor or any other person under a Transaction Document, resulting from any insolvency, liquidation or dissolution proceedings or from any law, regulation or order, so that each such obligation will, for the purposes of the Chargor's obligations under this Deed, be construed as if there were no such circumstance; or

      12.2.7 any resort to any other means of payment of the Secured Liabilities, or any of them, at any time and in any order which the Security Agent thinks fit.

12.3  IMMEDIATE RECOURSE

      The Chargor waives any right it may have of first requiring the Security Agent (or any trustee or agent on its behalf) to proceed against, or enforce any other rights or security against or claim payment from, any person before enforcing the Security contained in this Deed.

12.4  SUSPENSE ACCOUNT

      At any time during the Security Period, the Security Agent may:

      12.4.1 refrain from applying or enforcing any other money, security or rights held or received by the Security Agent in respect of those amounts, or apply and enforce the same in such manner and order as it sees fit (whether against those amounts or otherwise); and

      12.4.2 hold in a suspense account any monies received under this Deed or on account of the Chargor's liability in respect of the Secured Liabilities and may hold such monies for such period as the Security Agent sees fit in the Security Agent's absolute discretion without any obligation to apply the same or any part thereof in discharge of the Secured Liabilities.

12.5  ADDITIONAL RIGHT

      This Deed and the Security constituted by this Deed is in addition to, and is not in any way prejudiced by, any other right, remedy, security or guarantee held by the Security Agent for the Secured Liabilities.

13.   WHEN SECURITY BECOMES ENFORCEABLE

13.1  ENFORCEMENT EVENT

      The Security will become immediately enforceable upon the occurrence of an Enforcement Event, and the power of sale and other powers conferred by
      Section 101 (Powers incident to estate or interest of mortgagee) of the Act, as varied or amended by this Deed, win be immediately exercisable, upon and at any time after the occurrence of an Enforcement Event.

14.   ENFORCEMENT OF SECURITY

14.1  ENFORCEMENT RIGHT

      After the Security has become enforceable, the Security Agent may, in its absolute discretion, enforce all or any part of the Security in such manner as it sees fit.

14.2  GENERAL

      14.2.1 For the purposes of all powers implied by statute, the Secured Liabilities will be deemed to have become due and payable on the date of this Deed.

      14.2.2 Section 103 of the Act (Regulation of exercise of power of sale), and section 93 of the Act (Restriction on right of consolidation of mortgages) will not apply to this Deed.

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      14.2.3      The statutory powers of leasing conferred on the Security
                  Agent will be extended to allow the Security Agent to lease, make agreements for leases, accept surrenders of leases and grant options, as the Security Agent will think fit, and without the need to comply with any of the provisions of
                  Section 99 (Leasing powers of mortgagor and mortgagee in possession) and 100 (Power of mortgagor and mortgagee in possession to accept surrenders of leases) of the Act.

15.   APPOINTMENT OF AN ADMINISTRATOR BY THE SECURITY AGENT

      At any time on or after the Enforcement Date the Security Agent may appoint an administrator of the Chargor for the purposes and upon the terms contained in Schedule B1 Insolvency Act 1986.

16.   RECEIVER

16.1  APPOINTMENT OF RECEIVER

      At any time on or after the Enforcement Date, or at any time if the Chargor so requests in writing, the Security Agent may, without further notice, appoint under seal or in writing any person to be a Receiver of all or any part of the Security Assets (but not the whole or substantially the whole of the Security Assets) that the Security Agent may specify (the "RECEIVERSHIP ASSETS"), in the same manner, as if the Security Agent itself had become entitled under the act to exercise the power of sale conferred by the Act.

16.2  POWERS OF RECEIVER

      Every Receiver appointed in accordance with clause 16.1 (Appointment of Receiver) will have, and will be entitled to exercise, all of the following powers, in relation to the Chargor and in addition to those conferred by the Act on any receiver appointed under the Act:

      16.2.1 TAKE POSSESSION: to take immediate possession of, get in and collect the whole or any part of the Receivership Assets and, for that purpose, to take such proceedings as may seem to him expedient;

      16.2.2 CARRY ON BUSINESS: to carry on the business of the Chargor, as it considers appropriate;

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

      16.2.3 PROTECTION OF ASSETS: to make and effect all repairs and insurances, do all other acts which the Chargor might do in the ordinary conduct of its business for the protection and the improvement of the Receivership Assets, commence and/or complete any building operations on the Property, and apply for and maintain any planning permissions, building regulations approvals and any other permissions, consents or licences, as it considers appropriate;

      16.2.4 EMPLOYEES: to appoint and discharge managers, officers, agents, accountants and employees of the Chargor for the purposes of this Deed, upon such terms as it considers appropriate;

      16.2.5 BORROW MONEY: for the purpose of exercising any of the powers, authorities and discretions conferred on it by or pursuant to this Deed or the Act and/or of defraying any costs, charges, losses or expenses (including remuneration) which will be incurred in their exercise or for any other purpose, to raise and borrow money, either unsecured or on the security of all or any part of the Receivership Assets, either in priority to the Security or otherwise, and generally on such terms and conditions as he may consider appropriate, and so that no person lending such money will be concerned to enquire as to the propriety or purpose of the exercise of such power, or to see to the application of any money so raised or borrowed;

      16.2.6 SET ASSETS: to sell, exchange, convert into money and realise all or any part of the Receivership Assets, by public auction or private contract, and generally in such manner and on such terms as he may consider appropriate, for a consideration consisting of cash, debentures, shares, stock or other valuable consideration, and payable in a lump sum or by installments spread over such period as he may consider appropriate (and fixtures may be severed and sold separately from the property containing them, without the consent of the Chargor);

      16.2.7 LEASES: to let all or any part of the Receivership Assets, for such term and at such rent (with or without a premium) as he may consider appropriate, and to accept a surrender of any lease or tenancy of such Receivership Assets, on such terms as he may consider appropriate (including the payment of money to a lessee or tenant on a surrender);

      16.2.8 COMPROMISE: to settle, adjust, refer to arbitration, compromise and arrange any claims, accounts, disputes, and demands with or by any person who is or claims to be a creditor of the Chargor, or relating in any way to all or any part of the Receivership Assets;

      16.2.9 LEGAL ACTIONS: to bring, prosecute, enforce, defend and abandon any such actions, suits and proceedings in relation to all or any part of the Receivership Assets, as he may consider appropriate;

      16.2.10     RECEIPTS: to give valid receipts for all money;

      16.2.11 SUBSIDIARIES: to form one or more Subsidiaries of the Chargor, and transfer to any such Subsidiary all or any part of the Receivership Assets; and

      16.2.12 GENERAL POWERS: to do all such other acts and things, as he may consider desirable or necessary, for realising all or any part of the Receivership Assets, or incidental or conducive to any of the matters, powers or authorities conferred on a Receiver under this Deed, to exercise in relation to all or any part of the Receivership Assets all such powers and authorities as he would be capable of exercising, if he were the absolute beneficial owner of them, and to use the name of the Chargor for all or any such purpose.

16.3  REMOVAL AND REMUNERATION

      The Security Agent may in writing:

      16.3.1      remove any Receiver appointed by it;

      16.3.2 appoint a new Receiver, in the place of any Receiver whose appointment may have terminated; and

      16.3.3      fix the remuneration of any Receiver appointed by it.

16.4  JOINT RECEIVERS

      If, at any time, there is more than one Receiver of all or any part of the Receivership Assets, each such Receiver may (unless otherwise stated in any appointment document) exercise all of the powers conferred on a Receiver under this Deed individually and to the exclusion of each other Receiver.

16.5  LENDER MAY EXERCISE RECEIVER'S POWERS

      All or any of the powers, authorities and discretions which are conferred by this Deed (either expressly or impliedly) upon a Receiver may be exercised, after the Security becomes enforceable, by the Security Agent, both before and after the appointment of any Receiver.

16.6  POWER TO DISPOSE OF CHATTELS OR PRODUCE

      At any time after the security constituted by this Deed shall have become enforceable, the Security Agent or any Receiver appointed under this Deed may dispose of any chattels or produce found on the Property as agent for the Chargor and (without prejudice to any obligation to account for the proceeds of any sale of such chattels or produce) the Security Agent or such or Receiver are to be indemnified by the Chargor against any liability arising from such disposal.

17.   APPLICATION OF PROCEEDS

      All money received by the Security Agent or by any Receiver appointed under this Deed will, after the Security has become enforceable, but subject to the payment of any claims having priority to the Security, be applied by the Security Agent for the following purposes and, unless otherwise determined by the Security Agent or the Receiver, in the following order of priority (without prejudice to the right of the Security Agent to recover any shortfall from the Chargor):

17.1  COSTS OF ENFORCEMENT

      to meet all costs, charges and expenses incurred and payments made by the Security Agent or the Receiver, and all remuneration due under this Deed, together with interest on all such amounts (both before and after judgment and payable on demand) at the interest rate prescribed in the Notes from the date the same become due and payable, until the date the same are unconditionally and irrevocably paid and discharged in full;

17.2  SECURED LIABILITIES

      to pay the Secured Liabilities or such part as is then due and payable as determined by the Security Agent in its sole discretion; and

17.3  SURPLUS TO THE CHARGOR

      to pay any surplus to the Chargor or other person entitled to it.

18.   NO LIABILITY AS MORTGAGEE IN POSSESSION

18.1  NO LIABILITY

      Neither the Security Agent nor any Receiver will be liable to account as mortgagee in possession, or be liable for any loss on realisation or for any default or omission for which a mortgagee in possession might be liable, by virtue of it entering into possession of all or any part of the Security Assets.

18.2  RECEIVER AS AGENT OF THE CHARGOR

      Every Receiver appointed by the Security Agent under this Deed will be deemed to be the agent of the Chargor for all purposes and will, as such, be deemed to be in the same position as a Receiver duly appointed by a mortgagee under the Act.

18.3  RESPONSIBILITY OF THE CHARGOR

      The Chargor alone will be responsible for a Receiver's contracts, engagements, acts, omissions, defaults and for losses and liabilities incurred by him and the Security Agent will not incur any liability for these (either to me Chargor or otherwise) by reason of the Security Agent appointing such a Receiver.

18.4  RIGHTS UNDER THE ACT

      Subject to the other provisions of mis Deed, the Security Agent and every Receiver will be entitled to all the rights, powers, privileges and immunities under the Act conferred on mortgagees and receivers duly appointed under the Act.

19.   PROTECTION OF THIRD PARTIES

      No purchaser, mortgagee or other person or company dealing with the Security Agent or a Receiver, or any agent of them, need enquire whether the Secured Liabilities have become payable, whether any power which the Security Agent or Receiver is purporting to exercise has become exercisable, whether any Secured Liabilities remain due or how any money paid to the Security Agent or Receiver is applied.

20.   NEW ACCOUNTS

20.1  DEEMED NEW ACCOUNT

      If the Security Agent receives, or is deemed to have received, notice, whether actual or constructive, of any subsequent Security Interest or other interest affecting any part of the Security Assets and/or their proceeds of sale, the Security Agent may open a new account or accounts with the Chargor. If the Security Agent does not open a new account, it will nevertheless be treated as if it had done so, at the time when it received or was deemed to have received notice and, from that time, all payments made to the Security Agent will be credited or be treated as having been credited to the new account and will not operate to reduce the amount of the Secured Liabilities.

20.2  BREAKING OF ACCOUNTS

      If, for any reason, this Deed ceases to be a continuing security in respect of the Chargor, me Security Agent may open a new account, or continue any existing account, with the Chargor, and the liability of the Chargor in respect of the Secured Liabilities, at the date of such cessation, will remain, regardless of any payments in or out of any such account.

21.   REDEMPTION OF PRIOR SECURITY INTERESTS

      The Security Agent may, at any time after me Security has become enforceable, redeem any prior Security Interest against all or any part of the Security Assets or procure the transfer of the same to itself and may settle and pass the accounts of the holder of any prior Security Interest. Any accounts so settled and passed will be conclusive and binding on the Chargor. All principal, interest, costs, charges and expenses of and incidental to such redemption and transfer will be paid by the Chargor to the Security Agent on demand.

22.   DELEGATION BY THE SECURITY AGENT

      The Security Agent may delegate, by power of attorney or in any other manner, to any person or persons all or any of the powers, authorities and discretions which are exercisable by the Security Agent under mis Deed in relation to all or any part of the Security Assets. Any such delegation may be made upon such terms (including the power to sub-delegate), and subject to such regulations, as the Security Agent may think fit. The Security Agent will not be liable or responsible to the Chargor for any loss or damage, arising from any act, default, omission or misconduct on the part of any delegate or sub-delegate.

23.   FURTHER ASSURANCE AND POWER OF ATTORNEY

23.1  GENERAL

      The Chargor will, at its own expense, give all such assurances, take all action and execute all documents required by the Security Agent for perfecting or protecting the Security, for facilitating the realisation of all or any part of the Security Assets or in the exercise of all powers, authorities and discretions vested in the Security Agent, or any Receiver, of all or any part of the Security Assets, or in any delegate or sub-delegate appointed in accordance with clause 22 (Delegation by the Security Agent).

23.2  POWER OF ATTORNEY

      The Chargor, by way of security and in order to secure the performance of its obligations under this Deed, irrevocably appoints each of the Security Agent and any Receiver, delegate or sub-delegate appointed under this Deed, to be its attorney, acting severally, on its behalf and in its name, to give all assurances, take all action and execute all documents (under hand or seal) which the Chargor is obliged to under this Deed (including making any demand upon, or giving any notice or receipt to, any person owing money to the Chargor and executing and delivering any legal charges, mortgages, assignments or other security and any transfers of securities) and generally, in its name and on its behalf, to exercise all or any of the powers, authorities and discretions conferred by this Deed or by statute on the Security Agent or any Receiver, delegate or sub-delegate. The power of attorney hereby granted is to secure the performance of obligations owed to the donees within the meaning of the Powers of Attorney Act 1971.

23.3  RATIFICATION

      The Chargor agrees to ratify and confirm whatever any such attorney, acting pursuant to clause 23.3 (Power of attorney), does or purports to do in the exercise or purported exercise of all or any of the powers, authorities and discretions referred to in clause 23.2 (Power of attorney).

24.   EXPENSES AND INDEMNITIES

24.1  COSTS AND Expenses

      All costs, charges and expenses properly incurred, and all payments properly made, by the Security Agent or any Receiver appointed under this Deed in the lawful exercise of the powers conferred by this Deed (whether or not occasioned by any act, neglect or default of the Chargor) will carry interest (both before and after judgment) at the interest rate prescribed in the Notes from the date of the same being incurred or becoming payable, until the date the same are unconditionally and irrevocably discharged in full. The amount of all such costs, charges, expenses, payments and interest and all remuneration payable under this Deed is payable by the Chargor on demand. All such costs, charges, expenses and payments will be paid and charged as between the Security Agent and the Chargor on a full indemnity basis.

24.2  INDEMNITY

      The Security Agent and every Receiver, attorney, manager, agent or other person appointed by the Security Agent under this Deed is entitled to be indemnified out of the Security Assets in respect of all liabilities and expenses properly incurred by them in the execution or purported execution of any of the powers, authorities or discretions vested in them pursuant to this Deed, and against all actions, proceedings, costs, claims and demands in respect of any matter or thing done, or omitted to be done, in any way relating to the Security Assets.

24.3  PAYMENT

      The Security Agent and any Receiver may retain and pay all sums in respect of monies payable under clauses 24.1 (Costs and Expenses) or 24.2 (Indemnity) out of any money received under the powers conferred by this Deed.

25.   TAXES, CURRENCY AND STAMP DUTIES

25.1  GROSSING UP

      All amounts payable by the Chargor under this Deed are to be paid in full without any deduction or withholding, whether on account of any Taxes or otherwise, unless the Chargor is required by law to make such deduction or withholding, in which case the amount so payable will be increased to the extent necessary to ensure that the amount receivable by the Security Agent after such deduction or withholding is equal to the amount which would have been receivable by the Security Agent if no such deduction or withholding had been required.

25.2  CURRENCY INDEMNITY

      The Chargor will indemnify the Security Agent for any loss or liability suffered by it, as a result of any amount paid or received in respect of the Secured Liabilities (whether as a result of any order, judgment or otherwise) not being received or recovered by or on behalf of the Security Agent in the currency in which it is expressed to be payable.

25.3  STAMP DUTY

      25.3.1 The Chargor will pay all stamp, documentary, registration and other similar duties or Taxes, including any related penalties, additions, surcharges or interest, which are imposed or chargeable on or in connection with tie Security or any judgment given in connection with this Deed

      25.3.2 The Security Agent may, but is not obliged to, pay any amounts which are referred to in clause 25.3.1. If the Security Agent does so, the Chargor will indemnify the Security Agent on demand against any such payment, together with any costs and expenses (including related legal fees and any VAT payable) incurred by or on behalf of the Security Agent in connection with such payment.

26.   REMEDIES AND WAIVERS

26.1  DELAY NOT WAIVER

      If the Security Agent does not exercise, or delays in exercising, any of its respective rights or remedies under or in connection with this Deed, that will not operate as a waiver of any such right or remedy.

26.2  FUTURE RIGHTS

      The single or partial exercise of any right or remedy will not prevent any further or other exercise of that right or remedy.

26.3  ADDITIONAL RIGHTS

      The rights and remedies provided to the Security Agent in this Deed are additional to any rights or remedies provided by law.

27.   SET-OFF

27.1 All payments required to be made by the Chargor under this Deed will be made without reference to any set-off or counterclaim and will be made, free and clear of, and without any deduction for or on account of, any set-off or counterclaim.

27.2 The Chargor authorises the Security Agent to apply any credit balance to which it is entitled on any account of the Chargor with the Security Agent or any other liability of the Security Agent to the Chargor in satisfaction of any unpaid sum due and payable by the Chargor to the Security Agent under this Deed. The Security Agent is authorised to purchase wife any credit balance on any such account such other currencies as may be necessary to effect such application. The Security Agent will not be obliged to exercise any right given to it by this clause 27.2.

28.   PARTIAL INVALIDITY

      If a provision of this Deed is or becomes illegal, invalid or unenforceable in any respect under the law of any jurisdiction, this will not affect or impair the legality, validity or enforceability of any other provision of this Deed or that provision under the law of any other jurisdiction.

29.   NOTICES

29.1 A demand notice or other communication to the Chargor in connection with this Deed:

      29.1.1 shall be in writing; and

      29.1.2 shall be left at or sent by facsimile or prepaid ordinary post (airmail if posted to a place outside the United Kingdom) to the
             Chargor addressed to the person at the address identified with its signature below.

29.2 A demand notice or other communication shall take effect from the time it is received (or if earlier the time it is deemed to be received in accordance with clause 29.3) unless a later time is specified in it.

29.3  A letter or facsimile is deemed to be received:

      29.3.1 in the case of a posted letter unless actually received earlier on the second (fifth if posted to a place outside the United Kingdom) day after posting; and

          29.3.2 in the case of facsimile on production of a transmission report from the machine from which the facsimile was sent which indicates that the facsimile was sent in its entirety to the facsimile number of the recipient.

30.   COUNTERPARTS

      This Deed may be executed in any number of counterparts, and by the different parties hereto on separate counterparts, each of which will constitute an origional, and all the counterparts together will constitute the same instrument.

31.   GOVERNING LAW AND JURISDICTION

31.1  GOVERNING LAW

      This Deed is governed by, and will be construed in accordance with, English law.

31.2  JURISDICTION

      31.2.1 SUBMISSION TO JURISDICTION

            The Charger irrevocably agrees for the benefit of the Security Agent that the courts of England and/or any of the federal or State courts sitting in The City of New York, Borough of Manhattan will have jurisdiction to hear and determine any suit, action or proceeding, and to settle any disputes which may arise out of, or in connection with, this Deed and, for that purpose, irrevocably submits to the jurisdiction of such courts.

      31.2.2 FORUM

            The Chargor irrevocably waives any objection which it might now or hereafter have to any of the courts referred to in clause 31.2.1 being nominated as the forum to hear and determine any suit, action or proceeding, and to settle any disputes which may arise out of, or in connection with, this Deed and agree not to claim that any such court is not a convenient or inappropriate forum.

      31.2.3 OTHER COMPETENT JURISDICTIONS

            The submission to the jurisdiction of the courts referred to in clause 31.2.1 will not (and is not to be construed so as to) limit the right of the Security Agent to take proceedings against the Chargor in any other court of competent jurisdiction, nor will the taking of proceedings in any one or more jurisdictions preclude the taking of proceedings in any other jurisdiction, whether concurrently or not.

      31.2.4 CONSENT TO ENFORCEMENT

            The Chargor hereby consents in respect of any legal action or proceeding arising out of, or in connection with, this Deed, to the giving of any relief, or the issue of any process in connection with such action or proceeding including, without limitation, the making, enforcement or execution against any property whatsoever (irrespective of its use or intended use) of any order or judgment which may be made or given in such action or proceeding.

      31.2.5 WAIVER OF INDEMNITY

            To the extent that the Chargor may in any jurisdiction claim for itself or its assets, immunity from suit, execution, attachment (whether in aid of execution, before judgment or otherwise) or other legal process and, to the extent that in any such jurisdiction there may be attributed to itself or its assets such immunity (whether or not claimed), the Chargor hereby irrevocably agrees that it will not claim, and hereby irrevocably waives, such immunity to the full extent permitted by the law of such jurisdiction

IN WITNESS OF WHICH this Deed has been entered into as a deed on the date first stated above

                                   SCHEDULE 1

                                    PROPERTY

Title No.        description
--------         -----------
CYM.62633        FREEHOLD    LAND    AT    MITEL    BUSINESS    PARK,
                 PORTSKEWETT, MONMOUTHSHIRE

IN WITNESS whereof this Debenture has been executed the day and year first before written.

EXECUTED (but not delivered until the
date hereof by MITEL NETWORKS
LIMITED and signed by two directors or a director and the secretary

                                          Director ILLEGIBLE

                                          Director/ /s/ Paul Butcher

NOTICE DETAILS

        Address:   Mitel Business Park
                   Portskewett
                   Caldicot
                   Gwent NP26 5YR
        Fax No.:   0870 909 4040
        Tel. No.:  0870 909 2020
        Attention: Chris Crane

EXECUTED (but not delivered until the            HIGHBRIDGE INTERNATIONAL LLC
date hereof by the SECURITY AGENT
acting by its duly authorized signatories        By: HIGHBRIDGE CAPITAL
                                                 MANAGEMENT, LLC

                                                By: ____________________________
                                                    Name: Ari J. Storch
                                                    Title: Managing Director

IN WITNESS whereof this Debenture has been executed the day and year first before written.

EXECUTED (but not delivered until the
date hereof by MITEL NETWORKS
LIMITED and signed by two directors or a director and the secretary

                                          Director _________________________

                                          Director/Secretary _______________

NOTICE  DETAILS

        Address:   Mitel Business Park
                   Portskewett
                   Caldicot
                   Gwent NP26 5YR

        Fax No.:  0870 909 4040

        Tel. No.:  0870 909 2020

        Attention: Chris Crane

EXECUTED (but not delivered until the    HIGHBRIDGE INTERNATIONAL LLC
date hereof by the SECURITY AGENT
acting by its duly authorized
signatories                              By: HIGHBRIDGE CAPITAL MANAGEMENT, LLC

                                         By: /s/ Adam J. Chill
                                             ----------------------------
                                             Name: Adam J. Chill
                                             Title: Managing Director